Exhibit 99.1

Charles & Colvard Appoints Jaqui Lividini and Suzanne Miglucci to Board of Directors

Adds Additional Expertise in Fashion, Retail and Technology

MORRISVILLE, NC – August 20, 2015 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of Classic Moissanite™ and Forever Brilliant®, The World’s Most Brilliant Gem®, appointed Jaqui Lividini and Suzanne Miglucci to serve on the Company’s Board of Directors, effective August 18. The addition of Ms. Lividini and Ms. Miglucci brings the total number of Board members to seven, six of whom are independent. In addition, the Board appointed Ms. Lividini to the Board’s Nominating and Governance Committee and Ms. Miglucci to the Board’s Compensation Committee.

Ms. Lividini brings years of brand marketing experience in the fashion, retail and luxury industries to the Company. Since May 2005, she has served as Chief Executive Officer and Founding Partner of Lividini & Co., a brand strategy company that specializes in brand development and marketplace positioning, engagement marketing, and retail strategy. Previously, she served as Senior Vice President Fashion Merchandising & Communications at Saks Fifth Avenue. She also serves as Chairman of the Board of Women In Need, Inc., a non-profit organization that provides housing, programs and critical services to New York City’s homeless mothers and their children, and serves on the Board of Trustees of the Fashion Institute of Technology, an internationally recognized college for fashion, design, art, communications, and business.

Ms. Miglucci has an extensive marketing background working with public and private technology companies, particularly with global footprints. She has served as Chief Marketing Officer of ChannelAdvisor Corporation, a software and services solution provider, since June 2012. Prior to joining ChannelAdvisor, she served as Senior Director, Global Procurement Solution Marketing, at SAP, a market leader in enterprise application software. Prior to her time at SAP, Ms. Miglucci served as a Strategic Marketing Consultant for Miglucci on Marketing, LLC, a marketing consultant company. She has also held executive marketing positions at SciQuest, Inc., MicroMass Communications and Arsenal Digital Solutions.

Ms. Lividini said, “My years of experience in brand strategy, marketing and communications for fashion, retail and luxury brands has given me deep understanding of the importance of marketplace positioning, for both the industry and the consumer. I look forward to working with my fellow Board members to enhance Charles & Colvard’s portfolio of brands and broadening the Company’s position as the original and leading worldwide source of moissanite jewelry.”

Ms. Miglucci said, “Effectively utilizing innovative technology and marketing strategies is key to any successful business venture in the 21st century. As I join the Board, I expect to work closely with my new colleagues to help realize the full potential of Charles & Colvard’s traditional and web-based sales and marketing efforts to make moissanite the gem of choice for consumers around the world.”

Neal Goldman, Executive Chairman of Charles & Colvard’s Board of Directors, said, “Jaqui Lividini and Suzanne Miglucci join our Board as we continue to grow as a notable brand and expand our presence as an online retailer. We welcome them to the Board and are confident the Company will benefit from their considerable experience in the months and years ahead.”

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original and leading worldwide source of moissanite, a unique, near-colorless created gem that is distinct from other gems and jewels based on its exceptional fire, brilliance, durability, and rarity. Charles & Colvard’s Classic Moissanite™ and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; our ability to successfully manage the transition of our President and Chief Executive Officer; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; intense competition in the worldwide jewelry industry; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; possible adverse effects of governmental regulation and oversight; and the failure to evaluate and integrate strategic opportunities, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contact:

Charles & Colvard, Ltd.
Kyle Macemore, 919-468-0399
Chief Financial Officer
kmacemore@charlesandcolvard.com
or
Investor Relations:
Taglich Brothers, Inc.
Christopher Schreiber, 800-383-8464
Investor Relations Counsel
cs@taglichbrothers.com